SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MCG Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April [    ], 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005 at 10:30 a.m., Eastern Time, at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia 22202.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Bryan J. Mitchell
Chief Executive Officer

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

To the Stockholders of MCG Capital Corporation:

The 2005 Annual Meeting of Stockholders of MCG Capital Corporation (the “Company”) will be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia 22202 on Wednesday, May 25, 2005, at 10:30 a.m. (Eastern Time) for the following purposes:

1.	To elect three directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2005;

3.	To consider and vote upon an amendment to Article Four of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from one-hundred million (100,000,000) shares to two-hundred million (200,000,000) shares; and

4.	To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April [    ], 2005. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

Samuel G. Rubenstein Corporate Secretary

Arlington, Virginia

April [    ], 2005

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

PROXY STATEMENT

2005 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MCG Capital Corporation (the “Company”, “we”, “us” or “our”) for use at the Company’s 2005 Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 25, 2005, at 10:30 a.m. at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia 22202 and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 are first being sent to stockholders on or about April [    ], 2005.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect three directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2005;

3.	To consider and vote upon an amendment to Article Four of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from one-hundred million (100,000,000) shares to two-hundred million (200,000,000) shares; and

4.	To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on April [    ], 2005 (the “Record Date”). On April [    ], 2005, there were [47,343,135] shares of the Company’s common stock outstanding. Each share of the common stock is entitled to one vote.

If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached, and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

The election of directors requires the vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

The ratification of the Company’s independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal. Broker Shares will be treated as not present and not entitled to vote with respect to this proposal and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of this proposal.

The amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal. Broker Shares will be treated as not present and not entitled to vote with respect to this proposal and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of this proposal.

Information Regarding This Solicitation

We will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, American Stock Transfer & Trust Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April [    ], 2005, the beneficial ownership of each current director, each nominee for director, the Company’s executive officers, each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, and the executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the Securities and Exchange Commission and other information obtained from such persons.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(a)
Eubel Brady and Suttman Asset Management, Inc.(b) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	4,781,203	10.5%

Entities affiliated with
The Goldman Sachs Group, Inc.(c) c/o Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	4,038,953	8.9

U.S. Trust Corporation(d) 114 W. 47 Street New York, NY 10036	2,262,024	5.8

Awad Asset Management 250 Park Avenue, 2nd Floor New York, NY 10177	2,438,592	5.4

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	2,407,729	5.3

Interested Directors

Bryan J. Mitchell(e)	436,652	*

Steven F. Tunney(f)	386,595	*

Robert J. Merrick(g)	76,438	*

Joseph H. Gleberman(h)	—	*

Independent Directors

Wallace B. Millner, III(i)	80,464	*

Jeffrey M. Bucher	3,500	*

Kim D. Kelly	—	*

Kenneth J. O’Keefe	2,817	*

Michael A. Pruzan	18,000	*

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(a)
Executive Officers

Michael R. McDonnell	—	*

Samuel G. Rubenstein(j)	95,262	*

B. Hagen Saville(k)	314,968	*

John C. Wellons(l)	16,585	*

Executive officers and directors as a group	1,399,281	3.1

*	Represents less than one percent.
(a)	Based on a total of [47,343,135] shares of the Company’s common stock issued and outstanding on April [—], 2005.
(b)	Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of the equity securities held by EBS and one affiliated entity, EBS Partners, LP. The filing of this statement shall not be deemed an admission by Messrs. Eubel, Brady, Suttman, Hazel or Holtgreive that any of them beneficially own the securities for which they report shared dispositive power and shared voting power, regardless of whether they are acting in concert or acting severally.
(c)	GS Capital Partners II, L.P. is the record holder of 3,895,303 of these shares; GS Capital Partners II Offshore, L.P. is the record holder of 1,548,550 of these shares; Goldman, Sachs & Co. Verwaltungs GmbH is the record holder of 143,679 of these shares as nominee for GS Capital Partners II (Germany) Civil Law Partnership; Stone Street Fund 1998, L.P. is the record holder of 345,624 of these shares; and Bridge Street Fund 1998, L.P. is the record holder of 104,344 of these shares, (collectively, the “Goldman Funds”). An affiliate of The Goldman Sachs Group, Inc., of which Goldman, Sachs & Co. is an indirect wholly owned subsidiary, is either the general partner, managing general partner or investment manager of each of the Goldman Funds. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaims beneficial ownership of the shares owned by such Funds to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group, Inc. and its affiliates.
(d)	According to their Schedule 13G dated February 17, 2005, U.S. Trust Corporation is a wholly-owned direct subsidiary of The Charles Schwab corporation. Each entity files reports completely separate and independent from the other. Neither entity shares with the other any information and/or power with respect to either the voting and/or disposition of the securities reported by each.
(e)	This includes 254,058 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 109,635 restricted shares that are subject to forfeiture restrictions.
(f)	This includes 204,337 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 89,741 restricted shares that are subject to forfeiture restrictions.
(g)	This includes 16,376 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 27,362 restricted shares that are subject to forfeiture restrictions.
(h)	Joseph H. Gleberman is a director of and affiliated with the Goldman Funds. See note (c). Mr. Gleberman owns no shares directly and disclaims beneficial ownership of the shares held by the Goldman Funds.
(i)	This includes 4,719 restricted shares for which forfeiture restrictions have lapsed.
(j)	This includes 43,432 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 16,347 restricted shares that are subject to forfeiture restrictions.
(k)	This includes 167,166 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 69,785 restricted shares that are subject to forfeiture restrictions.
(l)	This includes 13,892 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 1,693 restricted shares that are subject to forfeiture restrictions.

Set forth below is the dollar range of equity securities beneficially owned by each director of the Company as of April [    ], 2005:

Name of Director	Dollar Range of Equity Securities Beneficially Owned(a)(b)(c)
Interested Directors
Bryan J. Mitchell	Over $100,000
Steven F. Tunney	Over $100,000
Robert J. Merrick	Over $100,000
Joseph H. Gleberman	None

Independent Directors
Jeffrey M. Bucher	$50,001–$100,000
Kim D. Kelly	None
Kenneth J. O’Keefe	$10,001–$50,000
Wallace B. Millner, III	Over $100,000
Michael A. Pruzan	Over $100,000

(a)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.
(b)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(c)	The dollar range of equity securities beneficially owned in the Company is based on the closing price of $15.66 on April 4, 2005 on the Nasdaq National Market.

PROPOSAL I: ELECTION OF DIRECTORS

Pursuant to the Company’s bylaws, the number of directors is set at nine unless otherwise designated by the board of directors. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Our restated certificate of incorporation provides that our board of directors will be no less than five directors and no greater than eleven directors. Directors serve until their successors are elected and qualified.

The Class I Directors, Messrs. Merrick, Millner, and Mitchell have been nominated for election for a three-year term expiring in 2008. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

Certain information, as of April     , 2005, with respect to each of the three nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company.

Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. The business address of each nominee and director listed below is 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Nominees for Directors

Interested Directors

Messrs. Mitchell and Merrick are interested persons as defined in the Investment Company Act of 1940 due to their positions as officers of the Company.

Name and Year First Elected Director	Age	Background Information
Robert J. Merrick (1998)	59	Mr. Merrick has served as our Chief Credit Officer since 1998. Mr. Merrick was employed at Signet Bank where he served as Executive Vice President and Chief Credit Officer from 1985 to 1997. Mr. Merrick serves on the board of directors of CRIIMIMAE Inc. and Bank of Richmond.

Bryan J. Mitchell (1998)	44	Mr. Mitchell has served as our Chief Executive Officer since 1998 and also served as our President from 1998 to May 2001. Mr. Mitchell was Chairman of our board from May 2001 until November 2002. From 1997 to 1998, Mr. Mitchell was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1988 to 1997, Mr. Mitchell was employed by Signet Bank where he served as a Senior Vice President.

Independent Director

Mr. Millner is considered independent for purposes of the Investment Company Act of 1940.

Name and Year First Elected Director	Age	Background Information
Wallace B. Millner, III (1998)	65	Mr. Millner served as the Chairman of our board from November 2002 to February 2005 and from 1998 through May 2001. From 1973 to 1997, Mr. Millner served in various executive positions at Signet Banking Corporation, a bank holding company, including Vice Chairman, and Chief Financial Officer.

Current Directors

Interested Directors

Mr. Gleberman is an interested person as defined in the Investment Company Act of 1940 due to his affiliation with Goldman, Sachs & Co., a beneficial owner of more than 5% of our outstanding shares. Mr. Tunney is an interested person as defined in the Investment Company Act of 1940 due to his position as an officer of the Company.

Name and Year First Elected Director	Age	Background Information
Joseph H. Gleberman (1998)	47	Mr. Gleberman has been a Managing Director of Goldman, Sachs & Co., an investment-banking firm, since 1996. Mr. Gleberman serves as a director of aaiPharma, Inc., Berry Plastics Corporation, BPC Holding Corporation, and IPC Acquisition Corp. Mr. Gleberman’s term as a director will expire in 2008.

Steven F. Tunney (1999)	44	Mr. Tunney has served as our President since May 2001, and as our Chief Operating Officer since 1998. Prior to that, he served as our Chief Financial Officer and Secretary from 1998 to 2000 and our Treasurer from 1998 to 2002. From 1997 to 1998, Mr. Tunney was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1996 to 1997, Mr. Tunney was employed at Signet Bank where he served as a Vice President. Mr. Tunney’s term as a director will expire in 2008.

Independent Directors

The following directors are considered independent for purposes of the Investment Company Act of 1940.

Name and Year First Elected Director	Age	Background Information
Jeffrey M. Bucher (2001)	72	Since 2001, Mr. Bucher has been employed at Kozusko Harris Vetter Wareh LLP, a law firm, where he is of counsel. He is also President of The Vasek and Anna Maria Polak Charitable Foundation, Inc. From 1999 to 2000, Mr. Bucher was employed at Lillick & Charles, LLP (currently Nixon Peabody LLP), a law firm where he was a partner. From 1993 to 1999, Mr. Bucher was employed at Bryan Cave, LLP, a law firm, where he was of counsel. From 1972 to 1976, Mr. Bucher served as a Member of the Board of Governors of the Federal Reserve System. Mr. Bucher’s term as a director will expire in 2006.

Kim D. Kelly (2004)	48	Ms. Kelly serves on the board of directors of Arroyo Video Solutions, Inc., a software company serving video service providers, where she served as the President and Chief Executive Officer from July 2004 until 2005. From 1990 to 2003, Ms. Kelly was employed by Insight Communications Company, Inc., where she was President from 2002 to 2003, Executive Vice President and Chief Operating Officer from 1998 to 2002 and Executive Vice President and Chief Financial Officer from 1990 to 1998. From 2002 to 2003, she also served as Chief Executive Officer of Insight Midwest, L.P. Ms. Kelly also serves as a director of Bank of New York Hamilton Funds. Ms. Kelly’s term as a director will expire in 2007.

Name and Year First Elected Director	Age	Background Information
Kenneth J. O’Keefe (2001)	50	Mr. O’Keefe has been the Chairman of our board since February 2005. Since July 2001, Mr. O’Keefe has been employed by NewVen Partners, LLC, a private investment firm, where he serves as Chief Executive Officer. Mr. O’Keefe was also employed by Infinity Broadcasting, a radio broadcasting company, for the period of December 2002 to July 2003, where he served as a senior executive. From 2000 to 2001, Mr. O’Keefe was employed by Clear Channel Communications, Inc., a diversified media company, where he served as President and Chief Operating Officer of the Clear Channel Radio Group. From 1999 to 2000, Mr. O’Keefe was employed by AMFM, Inc., a radio broadcasting company, where he served as President and Chief Operating Officer until its merger with Clear Channel. From 1997 to 1999, Mr. O’Keefe was employed by Chancellor Media Corporation, a predecessor company to AMFM, Inc., as Executive Vice President—Operations. Mr. O’Keefe’s term as a director will expire in 2006.

Michael A. Pruzan (2000)	39	Mr. Pruzan previously served as a member of our board of directors from 1998 to 1999. Mr. Pruzan is a private investor. He served as a Partner at Soros Private Equity Partners LLC from 1999 to February 2004. Prior to joining Soros, Mr. Pruzan spent over eleven years at Goldman, Sachs & Co. in Mergers and Acquisitions, Equity Capital Markets and Principal Investments. Mr. Pruzan’s term as a director will expire in 2006.

Information about Executive Officers Who Are Not Directors

The following information, as of April     , 2005, pertains to our executive officers who are not directors of MCG. Certain of our executive officers, including Messrs. Mitchell and Tunney, serve as directors, managers, and/or officers of certain of our subsidiaries and portfolio companies.

Name	Age	Background Information
Michael R. McDonnell	41	Mr. McDonnell has served as our Executive Vice President, Chief Financial Officer and Treasurer since September 2004. From August 2000 to August 2004, Mr. McDonnell was employed by EchoStar Communications Corporation, where he served as Executive Vice President and Chief Financial Officer from July 2004 to August 2004 and as Senior Vice President and Chief Financial Officer from August 2000 to July 2004. From 1986 to 2000, Mr. McDonnell was employed by PricewaterhouseCoopers LLP where he was a partner since 1996.

Samuel G. Rubenstein	43	Mr. Rubenstein has served as our Executive Vice President, General Counsel and Secretary since 2000. From 1993 to 2000, Mr. Rubenstein was employed at Bryan Cave, LLP, a law firm, where he was a partner since 1996.

B. Hagen Saville	43	Mr. Saville has served as our Executive Vice President of Business Development since 1998. From 1997 to 1998, Mr. Saville was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1994 to 1997, Mr. Saville was employed at Signet Bank where he served as Vice President.

Name	Age	Background Information
John C. Wellons	33	Mr. Wellons has served as our Chief Accounting Officer since May of 2004 and as a Vice President since July 2002. Mr. Wellons also served as our Director of Financial Accounting from July 2002 to May 2004, and as our Assistant Vice President and Director of Corporate Finance from October 2000 to July 2002. From June 2000 to October 2000, Mr. Wellons served as our Assistant Controller—Financial Accounting. Prior to joining MCG, Mr. Wellons was employed by Ernst & Young LLP from December 1996 to May 2000.

Meetings of the Board of Directors and Committees

Our board of directors has established an audit committee, a compensation committee, an investment committee, a nominating committee and a valuation committee. During 2004, our board of directors held nine board meetings and 34 committee meetings and also acted by written consent. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served. We require each director to make a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. Seven members of the board of directors were present at our 2004 Annual Meeting of Stockholders.

We have designated Kenneth J. O’Keefe as the presiding director to preside at all executive sessions of non-management directors. Executive sessions of non-management directors will be held at least twice a year. Stockholders may communicate with Mr. Millner by writing to Board of Directors, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Audit Committee

The audit committee selects our independent auditors, reviews with such independent auditors the planning, scope and results of their audit of our financial statements and the fees for services performed, reviews with the independent auditors the adequacy of internal control systems, reviews our annual financial statements and reviews our audit reports and financial statements. The audit committee operates pursuant to a charter approved by the board of directors, which was amended as of March 25, 2004. The audit committee currently consists of Messrs. Millner, O’Keefe and Bucher and Ms. Kelly, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market. Our board of directors has determined that Mr. Millner is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities and Exchange Act of 1934. Mr. Millner meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940. The audit committee met six times during 2004.

Compensation Committee

The compensation committee determines the compensation for our officers based upon recommendations from management. The compensation committee administers our restricted stock arrangements with our officers and employees. The compensation committee consists of three directors. The compensation committee currently consists of Ms. Kelly and Messrs. Millner and Pruzan, each of whom is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940. The compensation committee met three times during 2004 and acted by written consent.

Nominating Committee

The nominating committee nominates to the board of directors for consideration candidates for election as directors to the board of directors. The Nominating Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with the Company’s bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

In evaluating director nominees, the nominating committee considers the following factors:

•	the appropriate size and composition of our board of directors;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our board of directors;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of our business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in the best interests of MCG Capital and its stockholders. The nominating committee also believes it appropriate for certain key members of our management to participate as members of the board of directors.

The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the nominating committee or the board of directors decides not to re-nominate a member for re-election, the nominating committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating committee. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees although we reserve the right in the future to retain a third party search firm, if necessary.

The nominating committee is also responsible for identifying replacements for Messrs. Mitchell, Merrick, Tunney or Saville, if at any time any such officer is no longer employed by us. Nominations of persons for election to the board of directors by stockholders at the 2006 annual meeting of stockholders must be made pursuant to the advance notice procedures set forth in our bylaws. The nominating committee operates pursuant to a charter approved by the board of directors as of April 22, 2004. The current members of the nominating committee are Messrs. O’Keefe, Bucher, Pruzan and Millner, each of whom is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940. The nominating committee met twice during 2004.

Investment Committee

The investment committee must approve certain significant investments as determined, from time to time, by our board of directors and its investment committee. The investment committee currently consists of Messrs. Mitchell, Tunney, Gleberman, Millner, Merrick and O’Keefe. The investment committee met 19 times during 2004.

Valuation Committee

The valuation committee establishes guidelines and makes recommendations to our board of directors regarding the valuation of our loans and investments. The current members of the committee are Messrs. Bucher, Millner, Pruzan and Tunney. The valuation committee met four times during 2004.

Communication with the Board of Directors

Stockholders with questions about MCG Capital are encouraged to contact our Investor Relations department. However, if stockholders feel their questions have not been addressed, they may communicate with our board of directors by sending their communications to MCG Capital Corporation Board of Directors, c/o Corporate Secretary, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209. All stockholder communications received by our Corporate Secretary in this manner will be delivered to one or more members of the Board of Directors.

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to directors, officers and employees. The code of business conduct and ethics is available on our website at http://www.mcgcapital.com. We will report any amendments to or waivers of a required provision of the code of business conduct and ethics in a Form 8-K.

Compensation of Executive Officers and Directors

The following table sets forth compensation earned from us during the year ended December 31, 2004 by our four highest paid executive officers, and paid during the year ended December 31, 2004 to all of our directors (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

Name and Position	Aggregate Compensation from the Company(a)	Restricted Stock($)(b)		Pension or Retirement Benefits Accrued as Part of the Company’s Expenses(a)	Directors Fees Paid by the Company
Interested Directors
Bryan J. Mitchell Chief Executive Officer and Director	$707,665	—	(c)	—	$—

Steven F. Tunney President, Chief Operating Officer and Director	685,028	—	(d)	—	—

Robert J. Merrick Chief Credit Officer and Director	251,970	—	(e)	—	—

Joseph H. Gleberman Director	45,000	—		—	45,000	(g)

Independent Directors

Wallace B. Millner, III Director	110,000	—		—	110,000	(g)

Kim D. Kelly Director	18,750	—		—	18,750	(g)

Jeffrey M. Bucher Director	65,000	—		—	65,000	(g)

Kenneth J. O’Keefe Chairman of the Board	65,000	—		—	65,000	(g)

Michael A. Pruzan Director	45,000	—		—	45,000	(g)

Executive Officers

Michael R. McDonnell Executive Vice President & Chief Financial Officer	766,166	—		—	—

B. Hagen Saville Executive Vice President	595,299	—	(f)	—	—

(a)	The following table provides detail as to aggregate compensation for 2004 as to our four highest paid executive officers:

	Salary	Bonus	Employer 401(k) Contributions
Mr. Mitchell	$403,048	$286,167	$18,450
Mr. Tunney	380,411	286,167	18,450
Mr. McDonnell	334,367	425,000	6,797
Mr. Saville	305,182	271,667	18,450

Each executive’s bonus includes the executive’s entire bonus earned during 2004, and Mr. McDonnell’s bonus includes his signing bonus paid during 2004. The total amount of compensation deferred by Messrs. Mitchell, Tunney, McDonnell and Saville under our deferred compensation plan in 2004 was $0, $144,133, $0 and $0, respectively. The amounts listed under “Employer 401(k) Contributions” for each executive include matching contributions and additional discretionary contributions.

(b)	During 2004 no options were granted to compensated persons. Upon our election to be regulated as a business development company, we terminated our stock option plan and the grants thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of restricted common stock, 1,498,949 of which remain outstanding. The aggregate fair market value of the outstanding shares was approximately $25,597,959 as of December 31, 2004 to our employees and directors under our restricted stock plan prior to becoming a business development company. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. See “Restricted Stock Awards” and “Employment Agreements” for a discussion of the terms and conditions of the restricted stock, including forfeiture restrictions.
(c)	Mr. Mitchell held 363,693 shares of restricted stock with a fair market value of $6,230,061 as of December 31, 2004. See “Restricted Stock Awards.” Mr. Mitchell holds 53,317 shares of Tier I restricted common stock, 92,413 shares of Tier II restricted common stock and 217,963 shares of Tier III restricted common stock.
(d)	Mr. Tunney held 294,078 shares of restricted stock with a fair market value of $5,037,556 as of December 31, 2004. See “Restricted Stock Awards.” Mr. Tunney holds 39,817 shares of Tier I restricted common stock, 75,928 shares of Tier II restricted common stock and 178,333 shares of Tier III restricted common stock.
(e)	Mr. Merrick held 43,738 shares of restricted stock with a fair market value of $749,061 as of December 31, 2004. See “Restricted Stock Awards.” Mr. Merrick holds 6,638 shares of Tier I restricted common stock, 11,130 shares of Tier II restricted common stock and 25,970 shares of Tier III restricted common stock.
(f)	Mr. Saville held 236,951 shares of restricted stock with a fair market value of $4,058,971 as of December 31, 2004. See “Restricted Stock Awards.” Mr. Saville holds 39,303 shares of Tier I restricted common stock, 58,944 shares of Tier II restricted common stock and 138,704 shares of Tier III restricted common stock.
(g)	Consists only of directors’ fees paid by the Company during 2004. Such fees are also included in the column titled “Aggregate Compensation from the Company.”

Compensation of Directors

Each director receives an annual retainer of $25,000. In addition, members of the Audit Committee each receive an annual fee of $20,000, members of the Investment Committee each receive an annual fee of $20,000, members of the Valuation Committee each receive an annual fee of $20,000, members of the Compensation Committee each receive an annual fee of $10,000, and the Chairman of the Board receives an annual fee of $25,000. Directors who are our employees do not receive additional compensation for service as a member of our board of directors.

Restricted Stock Awards

Upon our election to be regulated as a business development company, we terminated our stock option plan and the option grants made thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of our common stock, which are restricted, to our employees and directors under our restricted stock plan prior to becoming a business development company. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. The total number of shares issued for the termination of the stock option plan was based upon the Black-Scholes option-pricing model and assumptions approved by our board of directors.

In the first quarter of 2004, as part of a review of our executive compensation, our compensation committee agreed to allow the restrictions on certain shares of restricted stock to lapse. As a result, the Tier I and Tier II shares held by certain of our executive officers will vest immediately upon full repayment of the loans that are secured by the restricted stock. In addition, the compensation committee waived the performance-based forfeiture restrictions and modified the time-based forfeiture provisions associated with the Tier III shares through their respective amended and restated restricted stock agreements. The discussion of the restricted stock awards below reflects these changes.

Tier I Restricted Stock	Shares
Restricted stock with forfeiture provisions	—
Restricted stock with no forfeiture provisions	325,632
Restricted stock forfeited	14,219

Total Tier I restricted stock issued	339,851

Tier II Restricted Stock	Shares
Restricted stock with forfeiture provisions(a)(b)	85,619
Restricted stock with no forfeiture provisions	394,383
Restricted stock forfeited	19,998

Total Tier II restricted stock issued	500,000

(a)	The forfeiture provisions will lapse as to one-third of such initially granted shares to an employee at the end of each of the three consecutive calendar year quarters beginning January 1, 2005, so long as the employee remains employed by us on the applicable date.
(b)	With respect to the 60,299 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein, for which forfeiture restrictions have not yet lapsed, the forfeiture restrictions will lapse immediately upon full repayment of the partially nonrecourse promissory notes that are secured by the restricted stock.

Tier III Restricted Stock	Shares
Restricted stock with forfeiture provisions(a)	36,745
Restricted stock subject to employment status only(b)	356,679
Restricted stock forfeited	11,299
Restricted stock with no forfeiture provisions(c)	295,277

Total Tier III restricted stock issued	700,000

(a)	Subject to two independent forfeiture conditions, one relating to employment and the other relating to total return to stockholders.

Pursuant to the first forfeiture condition, all shares granted to an employee generally will be forfeited unless the employee is still employed by us on September 30, 2005. Pursuant to the second forfeiture condition, the forfeiture provisions will lapse as to 25% of the total amount of shares of Tier III restricted common stock granted to an employee if at the end of the relevant period the following two criteria are met:

•	a total return of 20% for the period beginning on December 4, 2001 and ending on December 31, 2002 and of 15% for each of the three 12-month periods beginning October 1, 2002; and

•	at the end of each of the second, third and fourth periods described above, an average of the total returns since December 4, 2001 of at least 10%.

If both of the foregoing return-based criteria are not met in a particular period, the shares will not be subject to forfeiture for that reason if the average of the total returns for such period and all prior periods is at least 20%, although the employment status forfeiture condition would still apply. Moreover, if at the end of any of the four periods described above the average of the total returns since December 4, 2001 through the end of such period is at least 10% and also results in the average of the total returns for each of the prior periods being at least 10%, the forfeiture provisions will lapse as to the total amount of shares for all prior periods for which the first return-based criterion described above is satisfied but the second return-based criterion described above is not satisfied. Once the criteria are met for a particular period, the Tier III restricted common stock allocable to that period is no longer subject to forfeiture unless the employee is not still employed by us on September 30, 2005 or unless a change in control takes place.

“Total return” is calculated assuming an investor owns one share on the first day of each period, receives dividends in cash throughout the period (assuming no reinvestment for purposes of this calculation), and sells that share on the last day of the period at a price that is the average of the closing sales price of the common stock on the last 10 trading days of the applicable period (including the last trading day of the applicable period). In addition, if the total return-based criteria are not met, the Tier III restricted common stock will not be forfeited unless our compensation committee determines that all or some portion of the stock will be forfeited based on factors it deems relevant at that time.

(b)	With respect to the 293,965 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein and our former Chief Financial Officer, for which forfeiture restrictions have not yet lapsed, forfeiture restrictions will lapse as to 20% of the 587,931 Tier III shares initially granted to such officer per year, on a quarterly basis beginning April 1, 2004, for three years, and forfeiture restrictions will lapse as to 10% of the 587,931 Tier III shares initially granted to such officer during the fourth year, on a quarterly basis. The remaining 62,714 of these shares, 25,970 of which are held by Mr. Merrick, will generally be forfeited unless the employee is still employed by us on September 30, 2005.
(c)	With respect to the 293,966 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein and our former Chief Financial Officer, forfeiture restrictions lapsed pursuant to their respective amended and restated restricted stock agreements.

The restricted common stock also is subject to various provisions relating to the lapsing of the forfeiture provisions in the event of termination of employment, death or disability. Upon a change of control of MCG Capital, all forfeiture restrictions will lapse with respect to Tier I, Tier II and Tier III restricted common stock. Forfeiture provisions will lapse for Mr. Mitchell’s restricted common stock in the event of termination due to death or disability. See “Certain Relationships and Transactions—Loans to and Other Agreements with Our Executive Officers.”

Employment Agreements

We entered into employment agreements with Messrs. Mitchell, Tunney, and Saville on November 28, 2001. Mr. Mitchell’s agreement was amended on November 3, 2002 to make the agreement “at will” and to make certain other changes. We entered into an employment agreement with Mr. McDonnell on July 14, 2004, which became effective on September 1, 2004. The term of Messrs. Tunney’s, McDonnell’s and Saville’s agreements is four years. The term of Messrs. Tunney’s, McDonnell’s and Saville’s agreements will end earlier if the executive resigns, is disabled, dies or is terminated by us for any reason. However, in the event of a change in control (as defined in the employment agreements) during the last year of the agreement, Messrs. Tunney’s, McDonnell’s and Saville’s employment agreements will not expire for a period of twelve months after the occurrence of the change in control so long as either the executive agrees to such extension or all of the executive’s restricted stock, if any, becomes immediately non-forfeitable. The employment agreements of Messrs. Mitchell, Tunney and Saville were amended by their respective amended and restated restricted stock agreements with respect to the treatment of their Tier III shares of restricted common stock. Such amendments are reflected in this section.

The employment agreements for Messrs. Mitchell, Tunney, Saville and McDonnell provide for an annual base salary as described below. In addition, the executives are entitled to participate in any incentive compensation program instituted by us. The agreements also provide for employee benefits available to other employees of the Company and the reimbursement of out-of-pocket expenses. The agreements for Messrs. Mitchell, Tunney and Saville also, in a number of circumstances, govern the forfeiture restrictions with respect to the restricted stock granted to these executives in connection with the termination of our stock option plan. Messrs. Mitchell, Tunney, Saville and McDonnell are paid base salaries and own shares of restricted stock as follows:

		Number of Restricted Shares
Name	Annual Base Salary	Tier I	Tier II	Tier III
Bryan J. Mitchell	$425,000	53,317	92,413	217,963
Steven F. Tunney	400,000	39,817	75,928	178,333
B. Hagen Saville	375,000	39,303	58,944	138,704
Michael R. McDonnell	375,000	—	—	—

Pursuant to the employment agreements, if Mr. Mitchell’s employment is terminated by us or Mr. Mitchell for any reason (other than death or disability), or if Messrs. Tunney’s, McDonnell’s or Saville’s employment is terminated by us for cause or by disability, death or by the executive (other than for “good reason” as defined in his employment agreement), the executive would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, the executive will generally forfeit any shares of Tier I, Tier II and Tier III restricted common stock, if any, as to which the forfeiture restrictions have not lapsed, with certain exceptions. If Messrs. Tunney or Saville cease employment due to death or disability, a certain portion of their Tier I, Tier II and Tier III shares of restricted common stock will become immediately non-forfeitable. If Mr. Mitchell’s employment terminates due to death or disability, all of his shares of restricted common stock will become immediately non-forfeitable. In addition, Messrs. Tunney and Saville are the beneficiaries of life insurance and disability insurance policies in amounts sufficient to cover their outstanding loans to the Company.

If any of Messrs. Tunney, McDonnell or Saville terminates his employment for good reason (as defined in his employment agreement), or if we terminate his employment other than for cause (as defined in his employment agreement), death or disability, the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance for two years after termination. If termination occurs after a change in control, the executive will be entitled to base salary and benefits under group health and life insurance plans in effect immediately prior to the change in control, if greater. Moreover, if either Mr. Tunney or Mr. Saville terminates his employment for good reason, or if we terminate the executive’s employment other than for cause, death or disability or other than without a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all of the Tier I, Tier II and Tier III shares of restricted common stock will immediately lapse. If we terminate Mr. Tunney’s or Mr. Saville’s employment other than for cause, death or disability, but with a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all the Tier I and a certain portion of Tier II and Tier III shares of restricted common stock will immediately lapse. “Good reason” includes, among other things, (i) certain changes in the executive’s status, title, position or responsibilities, (ii) a reduction in the executive’s base salary not proportionally applicable to all employees, or (iii) for Mr. Tunney, if he is not reelected to our board of directors.

If Mr. Mitchell terminates his employment or we terminate his employment for any reason (other than for death or disability), then Mr. Mitchell will be entitled to receive, among other things, an amount equal to his monthly base salary immediately prior to the termination date for three months, payable in 12 equal monthly installments. In addition, Mr. Mitchell will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. Mr. Mitchell would be entitled to receive benefits under any group health and life insurance for two years after termination. As previously discussed, forfeiture provisions will lapse for Mr. Mitchell’s restricted common stock in the event of termination due to death or disability.

If Messrs. Tunney, McDonnell or Saville do not enter into a new or an amended employment agreement upon a change in control, the term of the agreement will end and the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance plans for two years after termination. However, if the change in control occurs during the last year of the agreement, the employment agreements shall not expire for a period of twelve months after the occurrence of the change in control so long as either the executive agrees to such extension or all of the executive’s restricted stock becomes immediately non-forfeitable. In such case, the executive will not be entitled to any further payments or benefits.

In the event of a change of control, the forfeiture provisions in Messrs. Tunney and Saville’s Tier I, Tier II, and Tier III shares of restricted common stock lapse in varying degrees as described above. In addition, Mr. Mitchell’s employment agreement, as amended, provides that our board of directors may determine not to vest some or all of Mr. Mitchell’s restricted common stock upon the occurrence of a change of control.

The employment agreement prohibits the executive, during his employment with us and for a period of two years after the executive’s termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The employment agreement also prohibits the executive, during his employment with us and for a period of two years after the termination of Messrs. Tunney’s, McDonnell’s or Saville’s employment for any reason, other than as a result of expiration of the term, or one year after the termination of Mr. Mitchell’s employment for any reason from engaging in any business or activity that competes with us. The agreement also requires that the executive protect our confidential information. If the executive or his subsequent employer successfully challenges the enforceability of the non-compete and/or non-solicitation provisions of the employment agreement, then the severance amount and the severance period, including the severance benefit period will be reduced proportionately to the time period that such non-compete and non-solicitation restrictions actually remain in effect.

An executive is also entitled to receive payments in the amount of any excise tax imposed under Sections 4999 and 280G of the Internal Revenue Code of 1986 as a result of a change of control in accordance with Section 280G.

Messrs. Mitchell, Tunney and Saville currently have loans outstanding to us with respect to prior purchases of stock and restricted stock. Mr. Mitchell’s employment agreement requires that he use the dividends on his shares of restricted stock, net of taxes, to repay his existing indebtedness to us. See “Certain Relationships and Transactions—Loans to and Other Agreements with our Executive Officers.”

We have entered into an employment agreement with Mr. Merrick similar to those of Messrs. Saville and Tunney described above.

Severance Agreements

In addition, we have entered into severance agreements with certain of our officers, including our Executive Vice President and General Counsel, Samuel G. Rubenstein and our Vice President and Chief Accounting Officer John C. Wellons. Mr. Rubenstein’s severance agreement provides that if he terminates his employment for good reason (as defined in his severance agreement), or if we terminate his employment other than for cause (as defined in his severance agreement), death or disability, Mr. Rubenstein will be entitled to receive, among other things, the amount of his highest monthly base salary during the current or past two years for a period of 12 months payable within 45 days after the date of his termination and a bonus amount equal to half of the bonuses received or earned by Mr. Rubenstein during the last two years of his employment. Mr. Wellons’ severance agreement provides that if he terminates his employment for good reason (as defined in his severance agreement), or if we terminate his employment other than for cause (as defined in his severance agreement), death or disability, Mr. Wellons will be entitled to receive, among other things, the amount of his highest monthly base salary during the current or past two years for a period of 12 months payable monthly after the date of his termination. If Mr. Rubenstein or Mr. Wellons terminates his employment for good reason, or if we terminate his employment other than for cause, he will forfeit any Tier I, Tier II and Tier III restricted common stock for which forfeiture restrictions would not have lapsed within 12 months of the end of the three month period at which his employment terminated. The agreements prohibit Messrs. Rubenstein and Wellons, during their employment with us and for a period of two years after their termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The agreement also prohibits Messrs. Rubenstein and Wellons, during their employment with us and for a period of 12 months after their termination of employment for any reason, from engaging in any business or activity that competes with us as long as they are receiving benefits pursuant to their severance agreement.

Bonus Awards

We pay discretionary cash bonus awards to our employees annually. The awards have been based on individual performance. The total amount of awards made annually has varied depending on our financial results and other factors that our compensation committee has deemed appropriate. We intend to continue this arrangement under terms and conditions that our compensation committee will determine. Pursuant to his employment agreement, Mr. McDonnell will receive a guaranteed minimum bonus of $200,000 for the year ending December 31, 2004, $300,000 for the year ending December 31, 2005 and $350,000 for the year ending December 31, 2006 as well as certain periodic cash incentive bonuses. See “—Employment Agreements.”

Deferred Compensation Plan

During 2000, we created a deferred compensation plan for key executives which allows eligible employees to defer a portion of their salary and bonus to an unfunded deferred compensation plan that we manage. Our managing directors and executive officers are eligible to participate in the plan. Contributions to the plan earn interest at a rate of 2% over our internal cost of funds rate, as defined by the plan. The plan became effective on October 1, 2000. This plan may be amended during 2005 in order to conform to the requirements of the Jobs Creation Act of 2004.

401(k) Plan

We maintain a 401(k) plan for the benefit of our employees. Employees have the opportunity to contribute pre-tax salary deferrals into the 401(k) plan up to $14,000 annually for the 2005 plan year, and to direct the investment of these contributions. Plan participants who have reached the age of 50 prior to or during the 2005 plan year will be eligible to defer an additional $4,000 during 2005. In addition, for the 2005 plan year, we expect to contribute up to 3% (a 50% match of the employees contributions, up to a 6% contribution level) of each participant’s eligible compensation for the year, up to a maximum compensation of $210,000, to each participant’s plan account on the participant’s behalf, which vests annually on a straight line basis over the employee’s first five years of employment. Our board of directors may also, at its sole discretion, make additional contributions to our employees’ 401(k) plan accounts, which vest on the same basis as other employer contributions.

Certain Relationships and Transactions

Transactions with Affiliated Persons

Certain funds affiliated with The Goldman Sachs Group, Inc. own a significant portion of our outstanding common stock. We have agreed that for so long as the stockholders affiliated with The Goldman Sachs Group, Inc. own at least 50% of our common stock owned by them at the time of the completion of our initial public offering, Goldman, Sachs & Co. will have the right to provide all of our investment banking services (other than any underwriting of securities, commercial banking services, any determination of fair market value pursuant to any employment, consulting or severance agreement and services relating to any securitization or other debt issuances) upon terms mutually satisfactory to them and to us. If we are unable to agree on those terms, we may hire another investment banking firm.

Certain stockholders, including stockholders affiliated with The Goldman Sachs Group, Inc., Vestar Capital Partners IV, L.P. and Soros Fund Management LLC, will, under some circumstances, have the right to require us to register their shares with the Securities and Exchange Commission or request that their shares be included in registration statements that we may file so that those shares may be publicly resold.

The stockholders affiliated with The Goldman Sachs Group, Inc. have the right to request up to three demand registrations. These registration rights are subject to conditions and limitations, among them our right or the right of the underwriters of an offering to limit the number of shares included in a registration under some circumstances.

Loans to and Other Agreements with our Executive Officers

Certain of our executive officers have employment agreements with us. See “—Employment Agreements.”

In connection with our formation in 1998, certain of our executive officers and other members of management delivered promissory notes to us to purchase shares of common stock. These promissory notes were due on June 24, 2003, and have all been paid in full. In addition, during 2000 certain of our additional executive officers and other members of management delivered promissory notes to us in connection with the purchase of shares of common stock. These promissory notes are due on July 11, 2005, subject to acceleration events, and bear interest at a fixed rate per annum equal to 8.25% payable annually. These notes are nonrecourse as to the principal amount but recourse as to the interest. Each loan is secured by the stock purchased with the loan as well as certain other common stock of the Company owned by such officer or other member of management. These promissory notes were repaid in full in 2002.

Many of our executive officers and other employees also delivered additional partially nonrecourse promissory notes to us, with an aggregate face value of $5.8 million, for the purchase of a portion of the restricted common stock issued in connection with the termination of our stock option plan and the grants thereunder. The notes are nonrecourse as to the principal amount but recourse as to interest. Accordingly, the executive officers and other employees are personally liable for interest payments. Each loan is secured by all of the restricted common stock held by each executive officer and other employees, and in the cases of Messrs. Mitchell, Tunney and Saville, for a specified time period, additional shares of common stock owned by such executive officers. The notes bear interest at 4.13%, with interest payable annually during the term of the note and all principal due on May 28, 2006, subject to acceleration events.

The following table summarizes information about these loans and the amounts outstanding as of December 31, 2004 with respect to our executive officers:

Name of Debtor and Title	Date of Loan	Original Amount of Loan	Rate of Interest	Current Balance of Loan
Bryan J. Mitchell(a) Chief Executive Officer	12/3/01	$1,188,451	4.13%	$696,147
Steven F. Tunney(a) Director, President and Chief Operating Officer	12/3/01	943,913	4.13	943,913
B. Hagen Saville(a) Executive Vice President, Business Development	12/3/01	801,214	4.13	801,214
Samuel G. Rubenstein Executive Vice President, General Counsel and Corporate Secretary	12/3/01	222,773	4.13	222,773
John C. Wellons Vice President and Chief Accounting Officer	12/3/01	110,418	4.13	110,418

(a)	See “—Employment Agreements.”

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Securities and Exchange Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 2004 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee and the disinterested members of the board of directors have selected the independent registered public accounting firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2005. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors, Ernst & Young LLP also will serve as the independent auditors for all consolidated subsidiaries of the Company.

Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The Company has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2004 and 2003 or attributable to the audit of the Company’s 2004 and 2003 financial statements:

	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003
Audit Services	$789,321	$469,050
Audit Related Services	193,350	21,850
Tax Services	103,025	107,800
Other Services	—	—

TOTAL FEES:	$1,085,696	$598,700

Audit Services.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an Audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Services.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Services.    Tax fees include corporate and subsidiary compliance and consulting.

Other Services.    Fees for other services would include fees for products and services other than the services reported above.

Audit Committee Report

March 23, 2005

The Audit Committee of the Board of Directors of MCG Capital Corporation (the “Audit Committee”) operates under a written charter adopted by the Board of Directors effective as of March 25, 2004 and filed as an appendix to the Proxy Statement for the 2004 Annual Meeting of Stockholders. The Audit Committee is currently comprised of Jeffrey M. Bucher, the Chair, Kim D. Kelly, Wallace B. Millner, III and Kenneth J. O’Keefe.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent auditors.

Pre-Approval of Fees

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by Ernst & Young LLP, the Company’s independent auditor. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Conclusion

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also appoints Ernst & Young LLP to serve as independent auditors for the year ended December 31, 2005, subject to ratification of such appointment by the stockholders of the Company.

Respectfully Submitted,

The Audit Committee

Jeffrey M. Bucher, Chair

Kim D. Kelly

Wallace B. Millner, III

Kenneth J. O’Keefe

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

PROPOSAL III: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

On March 23, 2005, the Board of Directors adopted an amendment to Article Four of the Restated Certificate of Incorporation, subject to stockholder approval at the Annual Meeting, to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, to two-hundred million (200,000,000) shares from one-hundred million (100,000,000) shares. The Restated Certificate of Incorporation, as amended by the board of directors, is attached to this Proxy Statement as Appendix A. At the Annual Meeting, you will be asked to consider and vote on the proposed amendment to Article Four of the Restated Certificate of Incorporation.

The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. If this proposal is approved by the Company’s stockholders at the Annual Meeting, the proposed amendment to the Restated Certificate of Incorporation will become effective upon acceptance of its filing by the State of Delaware, which is expected to be filed promptly after the Annual Meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for approval of the proposed amendment to Article Four of the Restated Certificate of Incorporation to increase the number of authorized shares of the company’s common stock to 200,000,000 shares.

The Restated Certificate of Incorporation currently authorizes 100,000,000 shares of common stock, par value $0.01 per share, of which [47,343,135] shares were issued and outstanding on April [    ], 2005.

The board of directors believes that the proposed increase in the authorized shares is desirable to enhance the Company’s flexibility in connection with possible future transactions, including acquisitions where the Company would have the option to use its common stock as consideration, rather than cash. Having sufficient authorized shares to take advantage of such opportunities will allow the Company to consider a variety of growth options. The increase in authorized shares will also provide flexibility with respect to raising capital in public or private offerings, stock splits, stock dividends, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having shares available for issuance in the future will give the Company greater flexibility to issue shares without the expense and delay of a stockholders’ meeting. Such a delay might deny the Company the flexibility the board of directors views as important in facilitating the effective use of its securities.

The Company maintains a shelf registration statement that allows the Company to issue common stock. The Company raises equity from time to time using this registration statement. The Company raises equity when it has a clear use of proceeds for attractive investment opportunities. Historically, this process has enabled the Company to raise equity on an accretive basis for existing shareholders of common stock.

The Company considers investment opportunities on a regular basis. In this regard, it is possible that the Company may identify and act on opportunities that would commit it to issue a portion of its currently authorized but unissued shares of common stock. There is no assurance, however, that suitable potential transactions will be identified or that any transaction will be completed and at the date of this proxy statement, no specific transaction is presently contemplated which would result in the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.

The rules of the National Association of Securities Dealers, Inc. (the “NASD”) require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which the Company’s common stock is quoted, as to the issuance of shares of common stock or securities convertible into common stock in several instances, including in connection with actions that would result in a change of control of the Company and acquisition transactions where the issuance of shares could result in an increase in the outstanding shares of at least 20%. In other instances, the issuance of additional shares remains within the discretion of the board of directors, without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which our securities may then be listed.

If the proposal to increase the authorized shares is approved, the additional authorized shares will be part of the existing class of such common stock and will increase the number of shares available for issuance by the Company, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have identical rights and privileges as the shares of common stock currently outstanding. Holders of common stock will not have preemptive rights to purchase additional shares of common stock. The future issuance of additional shares of common stock may dilute the ownership of current stockholders.

If additional shares are issued, the Company’s stockholders will experience a reduction in their percentage interest in the Company with respect to voting rights, and they may experience a reduction in the liquidation value, book value and market value per share. The availability for issuance of additional shares of common stock could also enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company in the future even though the board of directors does not intend or view the proposed increase in authorized shares as an anti-takeover measure. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares of the Company’s common stock, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2006 Annual Meeting of Stockholders will be held in May 2006, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Arlington, Virginia, and the Company must receive the proposal no later than December [    ], 2005, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 24, 2006 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on February 24, 2006.

Notices of intention to present proposals at the 2006 annual meeting should be addressed to Samuel G. Rubenstein, our Executive Vice President, General Counsel and Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

Samuel G. Rubenstein
Corporate Secretary

Arlington, Virginia

April [    ], 2005

Appendix A

RESTATED

CERTIFICATE OF INCORPORATION OF

MCG CAPITAL CORPORATION

MCG Capital Corporation, a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on March 18, 1998 under the name MCG, Inc. HEREBY CERTIFIES that this Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation, was duly adopted by its Board of Directors and its stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”). The Certificate of Incorporation of MCG Capital Corporation, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation is MCG Capital Corporation (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200,001,000 shares, of which:

200,000,000 shares, par value $.01 per share, shall be shares of common stock (the “Common Stock”); and

1,000 shares, par value $.01 per share, shall be shares of preferred stock (the “Preferred Stock”).

(A) Common Stock.    Except as (1) otherwise required by law or (2) expressly provided in this Restated Certificate of Incorporation (as amended from time to time), each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(1) Dividends.    Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Restated Certificate of Incorporation (as amended from time to time), holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

(2) Voting Rights.    At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(3) Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and amounts payable upon shares of Preferred Stock entitled to a preference, if any, over holders of Common Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (A)(3).

(B) Preferred Stock.    The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class.

ARTICLE V

BOARD OF DIRECTORS

(A) Management.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

(B) Number of Directors.    The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws; provided, however, that the number of directors shall not be less than five (5) nor more than eleven (11).

(C) Classes and Terms of Directors.    The directors shall be divided into three classes, as nearly equal in number as possible, and no class shall include less than one director. The initial term of office for members of the first class shall expire at the annual meeting of stockholders in 2002; the initial term of office for members of the second class shall expire at the annual meeting of stockholders in 2003; and the initial term of office for members of the third class shall expire at the annual meeting of stockholders in 2004. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified. In the event of any increase in the number of directors fixed by the Board of Directors, the additional directors shall be classified so that all classes of directors have as nearly equal numbers of directors as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased equally as nearly as may be possible.

(D) Newly-Created Directorships and Vacancies.    Subject to the rights of the holders of any class of Common Stock or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and has qualified.

(E) Removal of Directors.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time, but only for cause, at a meeting called for that purpose, and only by the affirmative vote of the holders of at least 66- 2/3% of the voting power of all shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.

(F) Rights of Holders of Preferred Stock.    Notwithstanding the foregoing provisions of this Article V, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

(G) Written Ballot Not Required.    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

(H) Bylaws.    The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, the Bylaws of the Corporation shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of 66- 2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Notwithstanding the foregoing and Article VII, for so long as the Corporation is registered or regulated under the Investment Company Act of 1940, neither this Restated Certificate of Incorporation nor the Bylaws of the Corporation shall limit the liability of, or permit the indemnification of, any director or officer of the Corporation for actions or matters for which such limitation or indemnification would be prohibited by the Investment Company Act of 1940 or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

ARTICLE VII

INDEMNIFICATION

Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Each person who is or was serving as a director or officer of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

(A) Procedure.    Any indemnification (but not advancement of expenses) under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who were not parties to such proceeding (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

(B) Advances for Expenses.    Expenses (including attorneys’ fees, costs and charges) incurred by a director or officer of the Corporation in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any proceeding, whether or not the Corporation is a party to such proceeding.

(C) Procedure for Indemnification.    Any indemnification or advance of expenses (including attorney’s fees, costs and charges) under this Article VII shall be made promptly, and in any event within 60 days upon the written request of the director or officer (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VII). The right to indemnification or advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney’s fees, costs and charges) under this Article VII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D) Other Rights; Continuation of Right to Indemnification.    The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article VII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII, with respect to the resulting or surviving corporation, as he would if he/she had served the resulting or surviving corporation in the same capacity.

(E) Insurance.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

(F) Savings Clause.    If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VII to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VIII

STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE IX

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation, the Bylaws of the Corporation or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Restated Certificate of Incorporation, the Bylaws of the Corporation or otherwise, the affirmative vote of the holders of at least 66- 2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles V, VI, VII, VIII or IX of this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, has been executed by the undersigned on this          day of                     , 2005.

MCG CAPITAL CORPORATION

By:
Bryan J. Mitchell
Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MCG CAPITAL CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS

May [25], 2005

The undersigned stockholder of MCG Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Bryan J. Mitchell, Steven F. Tunney, and Samuel G. Rubenstein, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 25, 2005, at 10:30 a.m. Eastern Time at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia 22202 and at any adjournment thereof, as indicated on this proxy.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS

MCG CAPITAL CORPORATION

MAY 25, 2005

PLEASE DATE, SIGN AND MAIL YOUR

PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

Please Detach and Mail in the Envelope Provided

A (x) PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3

1. The election of the following three persons (except as marked to the contrary) as Directors who will serve as directors of MCG Capital Corporation until 2008, or until their successors are elected and qualified.	FOR ☐	WITHHOLD AUTHORITY ☐	Nominees: Robert J. Merrick ☐ Wallace B. Millner, III ☐ Bryan J. Mitchell ☐	2. The ratification of the selection of the independent registered public accounting firm of Ernst & Young LLP as independent auditors for MCG Capital Corporation for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.    To consider and vote upon an amendment to Article Four of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from one-hundred million (100,000,000) shares to two-hundred million (200,000,000) shares

4. To vote upon such other business as may properly come before the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list at right.				THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2 and 3 and in the discretion of the proxies with respect to matters described in Proposal 4.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY

IMPORTANT:    Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.